UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 13,2014

FORCEFIELD ENERGY INC.
(Exact name of registrant as specified in its charter)

Nevada	001-36133	20-8584329
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

245 Park Avenue, Suite 212 New York, New York	10167
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (212) 672-1786

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01      Entry into a Material Definitive Agreement

As reported in a current report on Form 8-K filed with the Securities and Exchange Commission on April 29, 2014,  ForceField Energy, Inc. (“ForceField”) entered into a Stock Purchase Agreement, dated as of April 25, 2014 (the “Purchase Agreement”), by and among ForceField, 17th Street ALD Management Corporation, a Delaware corporation (“ALD”), the stockholders of ALD (the “Sellers”), and Jeffrey J. Brown as Sellers’ representative (the “Sellers’ Representative”) pursuant to which ForceField acquired from Sellers all of the issued and outstanding common stock of ALD.

ForceField and Sellers’ Representative have agreed to amend certain provisions of Purchase Agreement and have entered into Amendment No. 1 to the Purchase Agreement, dated as of August 13, 2014 (“Amendment No. 1”).  Pursuant to Amendment No. 1, ForceField and Sellers have agreed to the following:

●
ForceField and ALD shall assign to the Sellers $1,064,000 of ALD’s accounts receivable (“Assigned A/R”) including approximately $750,000 of typically slower paying accounts receivable balances related to municipal rebates, to the Sellers and granted to Sellers, effective July 10, 2014, a first priority security interest in the Assigned A/R, as security for the full payment of the AR Payments (as defined in the Purchase Agreement).  The Assigned A/R includes an additional $100,000 of accounts receivable payable to Sellers, which ForceField will pay to Sellers as partial consideration for agreement to Amendment No. 1.

●	ForceField shall pay to Sellers the Assigned A/R within five (5) business days of the collection of such Assigned A/R (“Collected A/R”).

●
Sellers shall defer receipt Collected A/R payments for the period from July 10, 2014 through September 15, 2014 and In exchange for such deferral, ForceField shall issue a short term secured promissory note in the amount of $276,764, bearing interest at the rate of 1% per year, payable to Sellers’ Representative on behalf of the Sellers on September 16, 2014 (the “Short Term Note”).  The Short Term Note is deemed to be a “Secured Obligation” as defined in the Security Agreement dated as of April 25, 2014 by and among ForceField, ALD and Sellers’ Representative.

●
The terms of each of the Seller Notes (in the principal amount of $1 million) were amended to provide that a failure to pay the Short Term Note by the September 16, 2014 maturity date shall constitute an event of default under the Seller Notes and accordingly, such Sellers Notes shall become immediately due and payable.

●
ForceField shall execute a continuing corporate guaranty (the “Guarantee”) pursuant to which ForceField shall guarantee payment of the Seller Notes, the Short Term Note and the full amount of the Assigned A/R.

The descriptions of Amendment No. 1, the Short Term Note and the Guaranty (collectively the “Documents”) are qualified in their entirety by reference to the full text therein, which are attached to this Report as exhibits and incorporated herein by reference. The Documents are attached hereto to provide investors with information regarding their terms and are not intended to provide any other factual information about the parties to such Documents. Certain Documents may contain representations and warranties that the parties to such agreements made to and solely for the benefit of the other parties to such Documents. Accordingly, investors and security holders should not rely on the representations and warranties as characterizations of the actual state of facts, since they were only made as of the respective date of the applicable Documents.  Moreover, information concerning the subject matter of the representations and warranties may change after the respective dates of the applicable Documents, which subsequent information may or may not be fully reflected in ForceField’s public disclosures.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Amendment No. 1 to the Stock Purchase Agreement

99.2	Short Term Note

99.3	Continuing Corporate Guaranty

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FORCEFIELD ENERGY INC.

Dated:	August 14, 2014

By:	/s/ David Natan
David Natan
Chief Executive Officer